Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Fletcher Chamberlin

Investor Relations

(503) 726-7710

fletcher.chamberlin@fei.com

FEI Company Reports Sequential Increase in Revenue and Operating Income

Restructuring Plans Announced

HILLSBORO, Ore., April 29, 2008 — FEI Company (NASDAQ: FEIC) reported first-quarter revenue and operating income that were above the levels of the fourth quarter of 2007. Revenues were at record levels for the fourth time in the last five quarters.

Net sales for the quarter ended March 30, 2008 of $151.6 million were up 1% compared to the fourth quarter of 2007 and up 2% compared to the first quarter of 2007. Bookings in the quarter totaled $150.5 million, compared with $156.3 million in the fourth quarter of 2007 and $152.6 million for the first quarter of 2007. The book-to-bill ratio for the latest quarter was 0.99 to 1.00. The backlog at the end of the quarter was $309.6 million, of which over 90% is expected to ship by the end of 2008.

Operating income for the first quarter of 2008 was $8.8 million, compared with $7.4 million in the fourth quarter of 2007 and $18.8 million in last year’s first quarter. Net income for the first quarter of 2008 was $8.2 million, compared with $15.9 million in the fourth quarter of 2007 and $15.1 million in last year’s first quarter. The company recorded a tax benefit of $4.3 million in the fourth quarter of 2007, due mainly to the completion of various international tax audits. The tax benefit increased fourth-quarter 2007 net income and net income per share by approximately $6.7 million and $0.15 per share, respectively.

Diluted earnings per share from continuing operations in the latest quarter were $0.20, compared with $0.36 in the fourth quarter of 2007 and $0.36 in the first quarter of 2007. The gross profit margin was 39.1 % in the first quarter of 2008, compared with 39.7% in the fourth quarter of 2007 and 43.1% in the prior year’s first quarter.

“The strength of our market and geographic diversity was again demonstrated in the first quarter,” said Don Kania, president and CEO of FEI, “despite the negative impact of a weak dollar and a difficult semiconductor capital equipment market. Bookings were ahead of forecast, and our backlog remains robust. Revenue was again the highest ever for a single quarter, but our margins are under pressure. While we remain cautious about the near-term environment, we continue to see significant growth opportunities for the company.

“In light of the challenging environment and weak U.S. dollar, we are undertaking a restructuring plan to improve profitability,” continued Kania. “While this is expected to result in charges of up to $15 million this year, we expect future annual earnings benefits to exceed that amount, and we expect to enter 2009 with a lower cost structure, a better currency balance and more efficient factory utilization.

“We recently announced an important collaboration agreement with Imago Scientific Instruments that reflects important elements of our strategy,” added Kania. “The agreement expands our product offering with Imago’s leading-edge atom probe microscopes that are complimentary to our existing products. It also allows for an equity investment in Imago and the option to purchase the company in the future. The collaboration is not expected to have a significant impact on 2008 financial results, but could provide important growth in 2009 and beyond.”

Bookings and revenue comparisons for the company’s market segments and other data are included in the supplementary information attached to this release, along with detailed statements of operations and balance sheets.

Second Quarter 2008 Guidance and Restructuring Plans

FEI currently expects net sales for the second quarter of 2008 to be in the range of $146 million to $152 million. Bookings are expected to be above $140 million, and earnings are expected to be in the range of $0.12 to $0.17 per share, assuming a 24% tax rate and excluding the impact of restructuring charges. Earnings per share are expected to be negatively impacted compared with the first quarter due to the strong euro relative to the U.S. dollar, as well as significantly lower interest income on invested cash balances.

During the second quarter, the company will adopt a plan to optimize its operations and improve its cost structure. As part of this plan the company will shift a portion of its supply chain from high-cost euro-based suppliers to lower-cost alternatives that are primarily dollar-based or dollar-linked. It also plans to transfer the manufacturing of certain products to lower-cost areas and improve efficiency at existing factories. In addition to these changes, the company expects to

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reduce its work force by approximately 3% to approximately 1,800 in the next 90 days. As a result, the company expects to record restructuring charges in the second quarter of up to $5 million and further charges of up to approximately $10 million in the second half of the year.

Investor Conference Call — 2:00 p.m. PDT Tuesday, April 29, 2008

Parties interested in listening to FEI’s quarterly conference call may do so by dialing 1-800-366-3908 (domestic, toll-free) or 1-303-262-2190 (international) and asking for the FEI First Quarter Earnings call. The call can also be accessed via the web by going to FEI’s Investor Relations page at www.fei.com, where the webcast will also be archived. A telephone replay of the call will also be accessible for one month by dialing 1-800-405-2236 (US) or 1-303-590-3000 (international) and entering the access code 11113050#.

About FEI

FEI (Nasdaq: FEIC) is a global leader in providing innovative instruments for nanoscale imaging, analysis and prototyping. FEI focuses on delivering solutions that provide groundbreaking results and accelerate research, development and manufacturing cycles for its customers in semiconductor and data storage, academic and industrial R&D and life sciences markets. With R&D centers in North America and Europe, and sales and service operations in more than 50 countries around the world, FEI’s Tools for Nanotech™ are bringing the nanoscale within the grasp of leading researchers and manufacturers. More information can be found online at: www.fei.com.

Safe Harbor Statement

This news release contains forward-looking statements that include our guidance for the second quarter of 2008; the expected shipment of our backlog; expectations for future bookings and long-run revenue growth; the impact of a weak dollar and our efforts to mitigate that impact; the timing, scope and impact of the planned restructuring and the impact of new product introductions and collaborations with other companies. Factors that could affect these forward-looking statements include, but are not limited to, the strength of the Research and Industry, Electronics and Life Sciences segments; cyclical changes in the data storage and semiconductor industries, which are the major components of the Electronics market; fluctuations in foreign exchange, interest and tax rates; our continued ability to maintain deferral accounting of hedge transactions; valuation of the auction rate securities we hold and classification of them on the balance sheet; inability to produce a higher volume of products with existing personnel or facilities; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; the relative mix of higher-margin and lower-margin products; failure to achieve expected benefits of restructuring plans; changes in restructuring plans; risks associated with shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; difficulty in obtaining parts from suppliers; inability to achieve cost reductions in manufacturing or other areas; lower than expected customer orders; cancellation of customer orders; customer requests to defer planned shipments; failure of customers to adopt new

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technologies; increased competition and new product offerings from competitors; lower average sales prices and reduced margins on some product sales due to increased competition; failure of the company’s products and technology to find acceptance with customers; delays in shipping products for technical performance, component supply or other reasons; unfavorable business conditions and lack of growth in the general economy, both domestic and foreign; potential additional restructurings and reorganizations not presently anticipated; reduced sales due to geopolitical risks; changes in trade policies and tariff regulations; changes in the regulatory environment in the nations where we do business; inability to overcome technological barriers; additional selling, general and administrative or research and development expenses; additional costs related to future merger and acquisition activity; and failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate future acquisitions successfully. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.

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FEI Company and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$215,343	$280,593
Short-term investments in marketable securities	48,746	152,041
Short-term restricted cash	22,679	20,984
Receivables	184,109	157,120
Inventories	156,036	138,762
Deferred tax assets	5,242	4,788
Other current assets	38,842	36,273

Total current assets	670,997	790,561
Non-current investments in marketable securities	127,597	12,758
Long-term restricted cash	22,463	24,621
Non-current inventories	43,616	42,168
Property plant and equipment, net	74,945	74,700
Purchased technology, net	2,497	2,862
Goodwill	40,838	40,864
Deferred tax assets	3,314	2,641
Other assets, net	17,770	16,834

TOTAL	$1,004,037	$1,008,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,060	$31,156
Accrued payroll liabilities	20,721	26,115
Accrued warranty reserves	6,888	6,585
Accrued agent commissions	10,207	9,119
Deferred revenue	61,558	60,681
Income taxes payable	4,973	3,106
Accrued restructuring, reorganization and relocation	517	580
Current portion of convertible debt	150,000	195,882
Other current liabilities	32,538	29,266

Total current liabilities	328,462	362,490
Convertible debt	115,000	115,000
Deferred tax liabilities	5,270	4,479
Other liabilities	43,255	38,646
SHAREHOLDERS’ EQUITY:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—
Common stock - 70,000 shares authorized; 36,464 and 36,405, shares issued and outstanding at March 30, 2008 and December 31, 2007	397,486	395,904
Retained earnings	34,552	26,398
Accumulated other comprehensive income	80,012	65,092

Total shareholders’ equity	512,050	487,394

TOTAL	$1,004,037	$1,008,009

FEI Company and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	March 30, 2008	December 31, 2007	April 1, 2007
NET SALES:
Products	$117,214	$117,938	$116,429
Service and components	34,432	32,270	31,530

Total net sales	151,646	150,208	147,959

COST OF SALES:
Products	66,983	65,995	62,163
Service and components	25,438	24,525	22,053

Total cost of sales	92,421	90,520	84,216

Gross profit	59,225	59,688	63,743

OPERATING EXPENSES:
Research and development	17,807	18,159	15,491
Selling, general and administrative	32,159	33,499	29,574
Amortization of purchased technology	453	450	440
Restructuring, reorganization and relocation	—	132	(572)

Total operating expenses	50,419	52,240	44,933

OPERATING INCOME	8,806	7,448	18,810

OTHER INCOME (EXPENSE):
Interest income	4,999	6,498	4,288
Interest expense	(2,231)	(2,444)	(1,976)
Gain on investment disposals and impairment, net	—	—	159
Other expense, net	(867)	(230)	(1,274)

Total other income, net	1,901	3,824	1,197

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	10,707	11,272	20,007
INCOME TAX EXPENSE (BENEFIT)	2,553	(4,331)	5,077

INCOME FROM CONTINUING OPERATIONS	8,154	15,603	14,930
DISCONTINUED OPERATIONS:
Gain (loss) from discontinued operations	—	—	—
Gain on disposal, net of income taxes	—	263	127

INCOME FROM DISCONTINUED OPERATIONS	—	263	127

NET INCOME	$8,154	$15,866	$15,057

BASIC NET INCOME PER SHARE DATA:
From continuing operations	$0.22	$0.43	$0.43

From discontinued operations	$0.00	$0.01	$0.01

DILUTED NET INCOME PER SHARE DATA:
From continuing operations	$0.20	$0.36	$0.36

From discontinued operations	$0.00	$0.01	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	36,435	36,323	34,556

Diluted	42,370	46,477	45,307

FEI Company and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Thirteen Weeks Ended (1)
	March 30, 2008	December 31, 2007	April 1, 2007
NET SALES:
Products	77.3%	78.5%	78.7%
Service	22.7%	21.5%	21.3%

Total net sales	100.0%	100.0%	100.0%

COST OF SALES:
Products	44.2%	43.9%	42.0%
Service	16.8%	16.3%	14.9%

Total cost of sales	60.9%	60.3%	56.9%

Gross profit	39.1%	39.7%	43.1%

OPERATING EXPENSES:
Research and development	11.7%	12.1%	10.5%
Selling, general and administrative	21.2%	22.3%	20.0%
Amortization of purchased technology	0.3%	0.3%	0.3%
Restructuring, reorganization and relocation	0.0%	0.1%	-0.4%

Total operating expenses	33.2%	34.8%	30.4%

OPERATING INCOME	5.8%	5.0%	12.7%

OTHER INCOME (EXPENSE):
Interest income	3.3%	4.3%	2.9%
Interest expense	-1.5%	-1.6%	-1.3%
Gain on investment disposals and impairment, net	0.0%	0.0%	0.1%
Other expense, net	-0.6%	-0.2%	-0.9%

Total other expense, net	1.3%	2.5%	0.8%

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	7.1%	7.5%	13.5%

INCOME TAX EXPENSE (BENEFIT)	1.7%	-2.9%	3.4%

INCOME FROM CONTINUING OPERATIONS	5.4%	10.4%	10.1%

DISCONTINUED OPERATIONS:
Loss from discontinued operations	0.0%	0.0%	0.0%
Gain on disposal, net of income taxes	0.0%	0.2%	0.1%

INCOME FROM DISCONTINUED OPERATIONS	0.0%	0.2%	0.1%

NET INCOME	5.4%	10.6%	10.2%

(1)	Percentages may not add due to rounding.

FEI COMPANY

Supplemental Data Table 1

($ in millions, except per share amounts)

(Unaudited)

	Q1 Ended 3/30/2008	Q4 Ended 12/31/2007	Q1 Ended 4/1/2007
Income Statement Highlights
Consolidated sales	$151.6	$150.2	$148.0
Gross margin	39.1%	39.7%	43.1%
R&D spending	$17.8	$18.2	$15.5
R&D (% of sales)	11.7%	12.1%	10.5%
SG&A	$32.2	$33.5	$29.6
SG&A (% of sales)	21.2%	22.3%	20.0%
Stock compensation expense - COGS	$0.3	$0.4	$0.2
Stock compensation expense - R&D	$0.2	$0.3	$0.2
Stock compensation expense - SG&A	$1.5	$1.5	$1.5
Net income from continuing operations	$8.2	$15.6	$14.9
Net income from discontinued operations	$0.0	$0.3	$0.1
Net income	$8.2	$15.9	$15.1
Diluted earnings per share from continuing operations	$0.20	$0.36	$0.36
Diluted earnings per share from discontinued operations	$0.00	$0.01	$0.00
Interest income add back included in the calculation of diluted EPS	$0.2	$1.2	$1.2
Sales by Market Segment
Electronics	$46.5	$33.0	$56.5
Research & Industry	$61.1	$67.8	$49.2
Life Sciences	$9.6	$17.1	$10.7
Service and Components	$34.4	$32.3	$31.6
Sales by Geography
North America	$44.1	$63.2	$61.7
Europe	$60.8	$63.8	$40.0
Asia-Pacific	$46.7	$23.2	$46.3
Bookings
Total	$150.5	$156.3	$152.6
Book-to-bill ratio	0.99	1.04	1.03
Backlog - total	$309.6	$310.8	$310.5
Backlog - Service and Components	$65.1	$54.7	$56.6
Bookings by Market Segment
Electronics	$50.0	$39.6	$56.0
Research & Industry	$39.2	$63.2	$46.1
Life Sciences	$16.5	$24.0	$9.1
Service and Components	$44.8	$29.5	$41.4
Balance Sheet Highlights
Cash, equivalents, investments, restricted cash	$436.8	$491.0	$425.7
Operating cash generated (used)	($2.2)	$34.8	$1.2
Accounts receivable	$184.1	$157.1	$163.3
Days sales outstanding (DSO)	111	95	101
Inventory turnover	2.5	2.6	3.3
Inventories	$156.0	$138.8	$107.8
Property, plant and equipment	$74.9	$74.7	$61.2
Fixed asset investment (during quarter)	$5.3	$7.3	$3.0
Depreciation expense	$4.1	$3.8	$3.3
Current liabilities	$328.5	$362.5	$170.5
Working capital	$342.5	$428.1	$558.2
Shareholders’ equity	$512.1	$487.4	$393.2
Headcount (permanent and temporary)	1,857	1,866	1,729